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Exhibit  23(h)(4)(d)(1)

                                AMENDED EXHIBIT A
                  to the Expense Limitation Agreement between
                        GARTMORE VARIABLE INSURANCE TRUST
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                                October 15, 2002

                           (As amended April 28, 2003)

NAME OF FUND/CLASS                         EXPENSE LIMITATION FOR FUND/CLASS
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Gartmore  GVIT  Money  Market  Fund                    Class  V      0.55%*
                                                       Class  IV     0.50%**

*    Effective  until  at  least  April  30,  2004.
** Effective until at least October 1, 2004. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

                                        GARTMORE  VARIABLE  INSURANCE  TRUST

                                        By:     JAMES  BERNSTEIN
                                        Name:   James  Bernstein
                                        Title:  Assistant  Secretary

                                        GARTMORE  MUTUAL  FUND  CAPITAL  TRUST

                                        By:     GERALD  J.  HOLLAND
                                        Name:   Gerald  J.  Holland
                                        Title:  SVP  -  CAO

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